CONVERSION AGREEMENT

     THIS AGREEMENT, dated as of the 29th day of August, 1996 between Heuristic Development Group, Inc., a Delaware corporation (hereinafter called the "Company") and Nautilus Group Japan Ltd., a Delaware corporation (hereinafter called "NGJ")

     WHEREAS, the Company has entered into a letter of intent (the "Letter") for a proposed initial public offering of its securities (the "IPO") through D. H. Blair Investment Banking Corp. ("Blair"), as underwriter; and

     WHEREAS, the Letter contains as a condition to the IPO that the Company effect a recapitalization which includes the conversion of all of its outstanding shares of Series A Preferred Stock, $.01 par value (the "Preferred Stock") into Common Stock, $.01 par value (the "Common Stock"); and

     WHEREAS, the Letter contains as as further condition to the IPO that the Company not have any outstanding indebtedness on its books other than as contemplated by the Letter and subsequent discussions between the Company and Blair; and

     WHEREAS, NGJ holds 600 shares of Preferred Stock, plus accrued and unpaid dividends, representing all of the Company's outstanding shares of Preferred Stock; and

     WHEREAS, at the date heeof, the Company had a total of $783,143.66 of outstanding indebtedness , including accrued interest, owed to NGJ (the "NGJ Debt"); and

     WHEREAS, the Company and NGJ believe it is their mutual best interests for the IPO contemplated by the Letter to go forward.

     NOW, THEREFOR, in consideration of the foregoing and the mutual promises and covenants herein contained, it is hereby agreed as follows:

     1. Conversion of Preferred Stock. Effective on the closing date of the IPO (the "Closing Date"), all shares of Preferred Stock held by NGJ shall be converted into 175,792.48 shares of Common Stock (on a post-split basis.)

     2. Conversion of Debt. Effective on the Closing Date, the NGJ Debt shall be converted into 190,721.99 shares of Common Stock (on a post-split basis), representing a conversion rate of $4.40 per share.


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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                              HEURISTIC DEVELOPMENT GROUP, INC.


                                              By:/s/ Deborah E. Griffin
                                                 -------------------------
                                                   Chief Operating Officer



                                              NAUTILUS GROUP JAPAN, LTD.


                                              By: /s/ Gregory L. Zink
                                                 -------------------------
                                                    Chief Operating Officer


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